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                                                                       Exhibit l

                         CERTIFICATE OF SOLE SHAREHOLDER

     J.P. Morgan Investment Management, Inc., the holder of shares of beneficial interest indicated below, par value $0.001 per share, of JPMorgan Intrepid Growth Fund ("Growth Fund"), JPMorgan Intrepid Value Fund ("Value Fund"), JPMorgan Intrepid All Cap Fund ("All Cap Fund") and JPMorgan Intrepid Investor Fund ("Investor Fund"), each a series of J.P. Morgan Mutual Fund Series (the "Trust"), does hereby confirm to the Trust its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

                                         J.P. Morgan Investment Management, Inc.

                                         By: /s/ George Gatch
                                             ------------------
                                             George Gatch

Dated:  February 18, 2003

         NUMBER OF SHARES OF     NUMBER OF SHARES OF      NUMBER OF SHARES OF     NUMBER OF SHARES OF
             GROWTH FUND               VALUE FUND             ALL CAP FUND            INVESTOR FUND
             -----------               ----------             ------------            -------------
                 1,667                      1,667                     1,667                   1,667